Exhibit 99.1

Company Investor/Media Contact:
dj Orthopedics, Inc.
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJ ORTHOPEDICS ANNOUNCES RECORD REVENUES FOR FIRST QUARTER 2006

•                  Net Revenues of $82.6 Million; Average Daily Sales Grow 19.4% Over First Quarter 2005

SAN DIEGO, CA May 4, 2006 – dj Orthopedics, Inc., (NYSE: DJO), a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets, today announced record net revenues for the first quarter of 2006, ended April 1, 2006.

Net revenues for the first quarter of 2006 were $82.6 million, reflecting an increase of 17.5 percent, compared with net revenues of $70.3 million in the first quarter of 2005. The first quarter of 2006 included 64 shipping days while the comparable 2005 period included 65 shipping days. On the basis of average daily sales, net revenues per day in the first quarter of 2006 increased 19.4 percent compared to net revenues per day for the first quarter of 2005. The first quarter of 2006 includes a revenue contribution from the Company’s January 2006 acquisition of Axmed in France.

Non-GAAP net income for the first quarter of 2006 was $8.0 million, or $0.35 per share, reflecting an increase of 21.6 percent, compared with net income of $6.6 million, or $0.29 per share, for the first quarter of 2005. As of January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, resulting in the recognition of stock-based compensation expense for the three months ended April 1, 2006. Non-GAAP results exclude the after tax impact of this stock-based compensation expense, as well as short-term purchase accounting adjustments and certain other charges and expenses related to the acquisition of Axmed and a charge to write-off previously deferred expenses related to an acquisition that the Company stopped pursuing when it signed the agreement to acquire Aircast Incorporated. GAAP net income for the first quarter of 2006 was $6.0 million, or $0.26 per share.

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“We are pleased to report another strong quarter of record revenues. Revenue growth continues to benefit from a combination of new product introductions, enhanced sales force productivity and our targeted acquisition strategy,” said Les Cross, president and CEO of dj Orthopedics. “In the U.S., average daily sales for our Domestic Rehabilitation and Regeneration segments grew approximately 15% and 19%, respectively, over the first quarter of 2005. Within our Regeneration segment, we are very pleased with the continuing traction we see in sales of both our OL1000™ fracture stimulator and our SpinaLogic® spine stimulator product lines. Average daily sales for the OL1000 and SpinaLogic products grew approximately 15% and 25%, respectively, over the corresponding quarter of 2005, and in the aggregate grew by over 3% from the strong results we reported for the fourth quarter of 2005. Sales growth in our International segment was driven by our recent acquisition of Axmed in France, with average daily sales up approximately 43% over the first quarter of 2005. Our International sales were impacted in the first quarter by unfavorable changes in foreign exchange rates of approximately $0.4 million. Overall, we are very pleased with the traction that our sales strategies continue to gain and we are off to a great start in 2006.

“Profitability was generally in line with our expectations in the first quarter. Our gross profit was reduced by approximately $0.7 million related to stock-based compensation expense and short-term purchase accounting adjustments and certain other charges and expenses related to the acquisition of Axmed. Consolidated gross margin before those adjustments was 62.2% of revenues in the first quarter, reflecting our current weighted-average product mix, which now includes more lower-margin soft goods products due to the Axmed acquisition. Our operating profit was reduced by approximately $2.6 million related to stock-based compensation expense and short-term purchase accounting adjustments and certain other charges and expenses related to the acquisition of Axmed. Consolidated operating margin before those adjustments was 17.4% in the first quarter. Operating margins, before the impact of stock-based compensation expense, remained very strong in our Domestic Rehabilitation and Regeneration segments, at 20.8% and 25.7%, respectively. The operating margin for our International segment, before the impact of stock-based compensation expense and short-term purchase accounting adjustments and certain other charges and expenses related to the acquisition of Axmed, was 17.4% for the first quarter. This operating margin reflects relatively high expense levels in the combined Axmed and former dj Orthopedics business in France. These expense levels are being rationalized as the French businesses are integrated and are expected to reduce as the year progresses. Excluding the combined Axmed/France portion of the International segment, the International segment and total Company operating margins were 24.8% and 18.3%, respectively, before the impact of stock-based compensation expense. Our operating cash flow was strong in the first quarter at over $13 million, and we generated $7.3 million of incremental cash flow from the exercise of stock options. This combined cash flow permitted us to finance the $15.8 million Axmed acquisition and still reduce our outstanding long-term debt.

“The closing of our Aircast acquisition on April 7, 2006 marked a significant milestone in the Company’s history and our second quarter of 2006 begins a new chapter in the growth of dj Orthopedics. While it has been less than a month since we completed the acquisition, we are pleased to report that the integration process has commenced across all functions. We expect the integration to be completed by the end of this year, permitting us to enjoy the full benefit of the expected annualized cost synergies in 2007. We have refined our estimate of the cost synergies to be realized with the integration and currently expect the synergies to be between $18 million and $20 million in 2007. The balance of our second quarter will focus primarily on the integration of the sales and marketing functions of the Aircast business, both domestically and in our international markets, and planning for the manufacturing and administrative integration, which will substantially occur in the third and fourth quarters. Construction of the expansion of our manufacturing facility in Mexico is on schedule for completion by late summer.

“Armed with strong first quarter sales trends and the benefit of the Aircast revenue stream, our expectations for revenue growth in 2006 have substantially increased from the guidance we provided at the beginning of the year. Aircast should add incremental revenue of approximately $70 million to $75 million for the balance of 2006, enabling us to achieve total revenues of approximately $395 million to $400 million for the full year. For the second quarter, we are targeting total net revenue of between $103 million and $106 million. With respect to earnings, we are in the process of completing the purchase accounting valuation work, which will determine the annual amortization expense related to the acquired intangible assets. We are also still finalizing the specific details of the integration timeline. Accordingly, our projections of the impact that Aircast will have on our future earnings is preliminary and subject to change. The addition of Aircast is expected to be dilutive to our non-GAAP earnings per share (excluding the after tax impact of stock-based compensation expense and short-term purchase accounting adjustments and certain other charges and expenses related to acquisitions) in the second quarter, dilutive to neutral to earnings in the third quarter as the integration savings become more material and accretive to earnings thereafter. For the full 2006 year, the net impact of the acquisition could be slightly dilutive to our full year non-GAAP earnings per share, which were originally estimated at approximately $1.55 per share. These estimates consider the substantial contribution that Aircast will bring in terms of earnings before interest, taxes, depreciation and amortization, which prior to the realization of the integration related cost savings, will be offset by incremental interest expense and purchase accounting amortization. For the full year 2007, with the benefit of the total integration savings, we expect the addition of Aircast to be highly accretive to our earnings. In addition to the impact of short-term purchase accounting adjustments and integration related costs, the second quarter GAAP net income results will be reduced by the write-off of approximately $2.3 million of deferred debt issuance costs related to our previous credit agreement which was replaced by the new credit agreement used to finance the Aircast acquisition. Borrowings under our new credit agreement stand at $350 million, bearing interest at LIBOR, plus 1.50%. With respect to $250 million of the outstanding borrowings, we have entered into an interest rate swap agreement that fixes our interest rate at 6.79%. In addition to the cash interest expense, we deferred approximately $6.1 million of issuance costs related to the new credit agreement, which will be amortized as non-cash interest expense over the term of the new credit agreement, in the amount of approximately $0.9 million per year.”

Conference Call Information

dj Orthopedics has scheduled an investor conference call to discuss this announcement beginning at 1:00 PM, Eastern Time today, May 4, 2006. Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 8175645. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the above reservation code. The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

About dj Orthopedics, Inc.

dj Orthopedics is a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets. Marketed under the DonJoy®, ProCare® and Aircast® brands, the Company’s broad range of over 600 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s recently acquired Aircast brand establishes dj Orthopedics as a leading provider of ankle bracing products, cold therapy devices and vascular systems to prevent deep vein thrombosis after surgery. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery. Together, these products provide solutions throughout the patient’s continuum of care. The Company sells its products in the United States and in more than 50 other countries through networks of agents, distributors and its direct sales force. Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers and other healthcare professionals. For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, the Company’s revenue and earnings estimates for the second quarter of 2006 and for the full fiscal year 2006, the Company’s belief that the Aircast integration will be completed by the end of 2006 and the expected cost synergies from this integration. The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks relating to the successful execution of the Company’s business strategies relative to its Domestic Rehabilitation, Regeneration and International businesses; the successful integration of the sales and distribution activities and organizations of Aircast; the timing of integrating Aircast’s manufacturing operations into the Company’s existing operations in Mexico, which in turn, is dependent on the timely completion of the Company’s new manufacturing facility presently under construction, and integrating Aircast’s administrative functions into the Company’s Vista headquarters; the continued growth of the bone growth stimulation market; risks relating to the Company’s acquisition strategy including anticipated future revenue and earnings contributions, integration costs and the potential write-off of previously deferred expenses related to acquisitions that are not consummated; the impact of potential reductions in reimbursement levels by Medicare and other governmental and commercial payors; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; the Company’s dependence on orthopedic professionals, agents and distributors for marketing its products; the Company’s transition to direct sales of its products in select foreign countries; the Company’s international operations; resources needed and risks involved in complying with government regulations; developing and protecting intellectual property; and the effects of healthcare reform, managed care and buying groups on prices of the Company’s products. Other risk factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on February 16, 2006 with the Securities and Exchange Commission.

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dj Orthopedics, Inc.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data and number of operating days)

	Three Months Ended
	April 1, 2006	April 2, 2005

Net revenues (A)	$82,563	$70,250
Costs of goods sold (A),(B)	31,709	26,221
Gross profit	50,854	44,029
Operating expenses:
Sales and marketing (A),(B)	26,535	21,436
General and administrative (A),(B)	9,024	7,448
Research and development (B)	1,849	1,572
Amortization of acquired intangibles	1,634	1,152
Total operating expenses	39,042	31,608
Income from operations	11,812	12,421
Interest expense and other, net (A)	(1,120)	(1,428)
Income before income taxes	10,692	10,993
Provision for income taxes	(4,711)	(4,396)
Net income	$5,981	$6,597

Net income per share:
Basic	$0.27	$0.31
Diluted	$0.26	$0.29
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, short-term purchase accounting and certain other charges and expenses related to the Axmed acquisition and the write-off of previously deferred expenses related to a discontinued acquisition)	$0.35	$0.29
Weighted average shares outstanding used to calculate per share information:
Basic	22,329	21,577
Diluted	23,194	22,435
Number of operating days	64	65

(A) Includes short-term purchase accounting and certain other charges and expenses related to the Axmed acquisition and the write-off of previously deferred expenses related to a discontinued acquisition, as follows (C):

Gross profit	$613	$—
Sales and marketing	107	—
General and administrative	131	—
Interest expense and other, net	91	—
	$942	$—
(B) Includes stock-based compensation expense, as follows (C):
Gross profit	$131	$—
Sales and marketing	881	—
General and administrative	639	—
Research and development	105	—
	$1,756	$—

(C) See reconciliation of non-GAAP financial measures in table at end of press release.

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dj Orthopedics, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	April 1,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$2,313	$1,107
Accounts receivable, net	66,439	62,068
Inventories, net	27,138	24,228
Deferred tax asset, current portion	7,055	7,066
Prepaid expenses and other current assets	5,642	4,387
Total current assets	108,587	98,856
Property, plant and equipment, net	16,325	15,396
Goodwill, intangible assets and other assets	176,508	157,975
Deferred tax asset	26,448	32,437
Total assets	$327,868	$304,664

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$39,814	$31,095
Long-term debt, current portion	5,000	5,000
Total current liabilities	44,814	36,095
Long-term debt, less current portion	41,250	42,500
Minority interest	122	—
Total stockholders’ equity	241,682	226,069
Total liabilities and stockholders’ equity	$327,868	$304,664

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dj Orthopedics, Inc.

Unaudited Segment Information

(In thousands, except number of operating days)

	Three Months Ended		Revenues per Day
	April 1,	April 2,	April 1,	April 2,
	2006	2005	2006	2005
Net revenues:
Domestic Rehabilitation	$53,711	$47,520	$839	$731
Regeneration	15,974	13,592	250	209
International	12,878	9,138	201	141
Consolidated net revenues	82,563	70,250	$1,290	$1,081

Gross profit:
Domestic Rehabilitation	29,132	26,052
Regeneration	14,831	11,954
International	6,891	6,023
Consolidated gross profit (1)	50,854	44,029

Income from operations:
Domestic Rehabilitation	10,501	9,067
Regeneration	3,704	3,680
International	1,222	2,642
Income from operations ofreportable segments (2)	15,427	15,389
Expenses not allocated to segments (3)	(3,615)	(2,968)
Consolidated income from operations	$11,812	$12,421

Number of operating days	64	65

(1) GAAP consolidated gross profit for the three months ended April 1, 2006, includes:

	Domestic Rehabilitation	Regeneration	International

GAAP gross profit	$29,132	$14,831	$6,891
Stock-based compensation expense	92	4	35
Short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition	—	—	613
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, short-term purchase accounting adjustments and certain other charges related to the Axmed acquisition)	$29,224	$14,835	$7,539

(2) GAAP income from operations for reportable segments for the three months ended April 1, 2006, includes:

	Domestic Rehabilitation	Regeneration	International

GAAP income from operations of reportable segments	$10,501	$3,704	$1,222
Stock-based compensation expense	695	399	163
Short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition	—	—	851
Non-GAAP income from operations of reportable segments (excluding the impact of stock-based compensation expense, short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition)	$11,196	$4,103	$2,236

(3) Expenses not allocated to segments for the three months ended April 1, 2006 includes $0.5 million of stock-based compensation expense.

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dj Orthopedics, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

In managing its business, the Company makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations.

The Company initially adopted SFAS No. 123(R) on January 1, 2006 using the modified prospective method, which resulted in stock-based compensation expense being recognized during the three months ended April 1, 2006 without corresponding expense in the three months ended April 2, 2005. In addition, the events giving rise to the short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition and the write-off of previously deferred expenses related to a discontinued acquisition are not associated with the Company’s normal operating business.

The Company believes disclosure of non-GAAP earnings has economic substance because the excluded expenses represent non-cash expenditures, or relate to transactions that are variable in nature between reporting periods.

The Company believes that presenting diluted earnings per share, excluding the impact of stock-based compensation expense, short-term purchase accounting adjustments and certain other charges and expenses related to acquisitions and the write-off of previously deferred expenses related to discontinued acquisitions, is an additional measure of performance that investors can use to compare operating results between reporting periods. Management of the Company uses non-GAAP information internally in planning, forecasting and evaluating the Company’s results of operations in the current period and in comparing it to past periods. The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes. The Company believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

The measure, “Non-GAAP gross profit” is reconciled with GAAP gross profit in the table below:

	Three Months Ended
	April 1, 2006	April 2, 2005

GAAP gross profit	$50,854	$44,029
Stock-based compensation expense	131	—
Short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition	613	—
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition)	$51,598	$44,029

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dj Orthopedics, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures continued

(In thousands, except per share data)

The measure, “Non-GAAP operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended
	April 1, 2006	April 2, 2005

GAAP operating income	$11,812	$12,421
Stock-based compensation expense	1,756	—
Short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition	851	—
Non-GAAP operating income (excluding the impact of stock-based compensation expense, short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition)	$14,419	$12,421

The measure, “Non-GAAP net income” is reconciled with GAAP net income in the table below:

	Three Months Ended
	April 1, 2006	April 2, 2005

GAAP net income	$5,981	$6,597
Stock-based compensation expense, net of tax	1,475	—
Short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition, net of tax	509	—
Write-off of previously deferred expenses related to a discontinued acquisition, net of tax	55	—
Non-GAAP net income (excluding the impact of stock-based compensation expense, short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition and write-off of previously deferred expenses related to a discontinued acquisition)	$8,020	$6,597

The measure, “Non-GAAP diluted net income per share” is reconciled with GAAP net income in the table below:

	Three Months Ended
	April 1, 2006	April 2, 2005

GAAP diluted net income per share	$0.26	$0.29
Stock-based compensation expense, net per share	0.06	—
Short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition, net per share	0.03	—
Write-off of previously deferred expenses related to a discontinued acquisition, net per share	—	—
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, short-term purchase accounting adjustments and certain other charges and expenses related to the Axmed acquisition and write-off of previously deferred expenses related to a discontinued acquisition)	$0.35	$0.29

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